THIRD AMENDED AND RESTATED
SECOND SUPPLEMENT
TO MASTER LOAN AGREEMENT
(TERM REVOLVING LOAN AND REVOLVING LOAN)

THIS THIRD AMENDED AND RESTATED SECOND SUPPLEMENT TO MASTER LOAN AGREEMENT (this “Second Supplement”) is made and entered into as of July 22, 2021 (the “Closing Date”), by and between HOME FEDERAL SAVINGS BANK (“Lender”) and HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (“Borrower”), and supplements and incorporates all of the provisions of that certain Amended and Restated Master Loan Agreement by and between Lender and Borrower dated effective June 29, 2017, as thereafter modified by that certain First Amendment to Amended and Restated Master Loan Agreement dated October 19, 2018, that certain Second Amendment to Amended and Restated Master Loan Agreement dated November 6, 2020, and that certain Third Amendment to Amended and Restated Master Loan Agreement of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the “MLA”). This Second Supplement amends, restates and replaces, but is not a novation of that certain Second Amended and Restated Second Supplement to Master Loan Agreement dated November 6, 2020, which previously amended, restated and replaced that certain Amended and Restated Second Supplement to Master Loan Agreement dated June 29, 2017, which previously amended, restated and replaced that certain Second Supplement to Master Loan Agreement dated as of November 30, 2007, between Borrower and Lender.
1.    Definitions. As used in this Second Supplement, the following terms shall have the following meanings. Capitalized terms used and not otherwise defined in this Second Supplement shall have the meanings attributed to such terms in the MLA. Terms not defined in either this Second Supplement or the MLA shall have the meanings attributed to such terms in the Uniform Commercial Code, as enacted in the State of Minnesota, as amended from time to time.
“Accordion Funds” shall mean the following applicable sum under the Revolving Loan Commitment: (i) during the period beginning on the Closing Date and ending December 31, 2021, the sum of up to $20,000,000.00; and (ii) during the period beginning on January 1, 2022, and ending May 31, 2022, the sum of up to $10,000,000.00.
“Accordion Prerequisites” shall mean and include the following conditions: (i) the Borrower shall have delivered to Lender a Request for Advance of Accordion Funds; (ii) together with such Request for Advance, and thereafter on or before the fifteenth (15th) day of each month during which any of the Accordion Funds remain outstanding, the Borrower shall have delivered to Lender a Monthly Borrowing Base Report in the form of Exhibit A hereto; and (iii) the excess borrowing base of the Borrower calculated in accordance with said Monthly Borrowing Base Report shall be at least $0.00.
“Available Borrowing Base” shall mean the positive sum, if any, by which the Borrower’s borrowing base, calculated in accordance with the Monthly Borrowing Base Report in the form of Exhibit A hereto, exceeds the Outstanding Credit.
“Maturity Date” means the date November 6, 2025.
“Monthly Payment Date” means the first (1st) day of each calendar month.

“Outstanding Credit” means, at any time of determination, the aggregate amount of Advances then outstanding.
“Outstanding Revolving Advance” means the total Outstanding Credit under this Second Supplement and the Revolving Note.
“Outstanding Revolving Term Advance” means the total Outstanding Credit under this Second Supplement and the Term Revolving Note.
“Quarterly Payment Date” means the last day of each March, June, September and December during the term of the MLA.
“Request for Advance” shall have the meaning specified in Section 7(a) of this Second Supplement.
“Revolving Advance” means an Advance under this Second Supplement and, as applicable, the Revolving Term Note or the Revolving Note.
“Revolving Loan Commitment” shall have the meaning specified in Section 2 of this Second Supplement.
“Revolving Loan Termination Date” shall have the meaning specified in Section 2 of this Second Supplement.
“Revolving Note” means that certain Revolving Note of even date herewith, evidencing the Revolving Loan, as the same may be amended, restated or otherwise modified, supplemented, extended or restated from time to time.
“Revolving Term Advance” means an Advance under this Second Supplement and the Term Revolving Note.
“Term Revolving Note” means that certain Second Amended and Restated Term Revolving Note dated November 6, 2020, evidencing the Term Revolving Loan, as the same may be amended, restated or otherwise modified, supplemented, extended or restated from time to time.
“Term Revolving Loan Commitment” shall have the meaning specified in Section 3 of this Second Supplement.
“Term Revolving Loan Termination Date” shall have the meaning specified in Section 3 of this Second Supplement.
2.     Revolving Loan Commitment. Lender agrees, on the terms and conditions set forth in the MLA, the Revolving Note, and this Second Supplement to make one or more advances to Borrower, during the period beginning on the Closing Date and ending on the Business Day immediately preceding the Maturity Date (the “Revolving Loan Termination Date”), in an aggregate principal amount outstanding at any one time not to exceed the following, as applicable (the “Revolving Loan Commitment”):

(a)    Period One. During the period beginning on the Closing Date and ending December 31, 2021, the sum equal to:

(1)     $30,000,000.00; plus

(2)     Provided the Borrower has satisfied the Accordion Prerequisites, the lesser of $20,000,000.00 or the then Available Borrowing Base.

(b)    Period Two. During the period beginning on January 1, 2022, and ending May 31, 2022, the sum equal to:

(1)     $30,000,000.00; plus

(2)     Provided the Borrower has satisfied the Accordion Prerequisites, the lesser of $10,000,000.00 or the then Available Borrowing Base.

(c)    Period Three. During the period beginning on June 1, 2022, and ending on the Maturity Date, the sum of $30,000,000.00.

Subject to earlier termination due to an Event of Default, the Revolving Loan Commitment shall expire at 12:00 noon Central time on the Maturity Date. Under the Revolving Loan Commitment, amounts borrowed and repaid or prepaid may be reborrowed at any time prior to and including the date which is the earlier of the occurrence of an Event of Default or the Revolving Loan Termination Date; provided, however, that at no time shall the sum of the Outstanding Revolving Advances exceed the then applicable Revolving Loan Commitment.

3.    Term Revolving Loan Commitment. Lender agrees, on the terms and conditions set forth in the MLA, the Term Revolving Note, and this Second Supplement to make one or more advances to Borrower, during the period beginning on the Closing Date and ending on the Business Day immediately preceding the Maturity Date (the “Term Revolving Loan Termination Date”), in an aggregate principal amount outstanding at any one time not to exceed $50,000,000.00 (the “Term Revolving Loan Commitment”). Subject to earlier termination due to an Event of Default, the Term Revolving Loan Commitment shall expire at 12:00 noon Central time on the Maturity Date. Under the Term Revolving Loan Commitment, amounts borrowed and repaid or prepaid may be reborrowed at any time prior to and including the date which is the earlier of the occurrence of an Event of Default or the Term Revolving Loan Termination Date; provided, however, that at no time shall the sum of the Outstanding Revolving Term Advances exceed $50,000,000.00.
4.    Purpose. Advances under the Term Revolving Loan and the Revolving Loan may be used for capital costs and for Borrower’s cash and inventory management purposes, including closing costs and fees associated with the MLA. The Borrower agrees that the proceeds of the Term Revolving Loan and the Revolving Loan are to be used only for the purposes set forth in this Section 4.
    5.    Repayment of the Loans. The Borrower shall repay the Loans as follows:

(a)    Revolving Term Loan. The Borrower will pay interest on the Term Revolving Loan on the first (1st) day of each month, commencing on the first (1st) Monthly Payment Date following the date on which the first Advance is made on the Term Revolving Loan, and continuing on each Monthly Payment Date thereafter until the Maturity Date. On the Maturity Date, the amount of the then unpaid principal balance of the Term Revolving Loan and all other amounts due and owing hereunder or under any other Loan Document relating to the Term Revolving Loan shall be due and payable in full. If any payment date is not a Business Day, then the principal and interest installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

(b)    Revolving Loan. The Borrower will pay interest on the Revolving Loan on the first (1st) day of each month, commencing on the first (1st) Monthly Payment Date following the date on which the first Advance is made on the Revolving Loan, and continuing on each Monthly Payment Date thereafter until the Maturity Date. On the Maturity Date, the amount of the then unpaid principal balance of the Revolving Loan and all other amounts due and owing hereunder or under any other Loan Document relating to the Revolving Loan shall be due and payable in full. If any payment date is not a Business Day, then the principal and interest installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

    6.    Availability. Subject to the further terms and conditions of the MLA and this Second Supplement, Advances under the Term Revolving Loan will be made until the Term Revolving Loan Termination Date and Advances under the Revolving Loan will be made until the Revolving Loan Termination Date.

    7.    Making the Advances.
    (a)    Revolving Advances. Each Revolving Advance shall be made following notice from Borrower (a “Request for Advance”) to Lender delivered before 12:00 Noon (Minneapolis, Minnesota time) on a Business Day which is at least three (3) Business Days prior to the date of such Revolving Advance specifying the amount of such Revolving Advance, provided that no Revolving Advance shall be made while an Event of Default exists or if the interest rate for such loan would exceed the Maximum Rate. Any Request for Advance applicable to a Revolving Advance received after 12:00 Noon (Minneapolis, Minnesota time) shall be deemed to have been received and be effective on the next Business Day. The amount so requested from Lender shall, subject to the terms and conditions of this Second Supplement, be made available to Borrower by: (i) depositing the same, in same day funds, in an account of Borrower; or (ii) wire transferring such funds to a Person or Persons designated by Borrower in writing.

    (b)    Requests for Advances Irrevocable. Each Request for Advance shall be irrevocable and binding on Borrower and Borrower shall indemnify Lender against any loss or expense it may incur as a result of any failure to borrow any Advance after a Request for Advance (including any failure resulting from the failure to fulfill on or before the date specified for such Advance the applicable conditions set forth in this Section 7), including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund such Advance when such Advance, as a result of such failure, is not made on such date.

    (c)    Minimum Amounts. Each Revolving Advance shall be in a minimum amount equal to $50,000.00.

    (d)    Conditions Precedent to All Advances. Lender’s obligation to make each Advance under the Term Revolving Note or the Revolving Note, as applicable, shall be subject to the terms, conditions and covenants set forth in the MLA and this Second Supplement, including, without limitation, the following further conditions precedent:

(i)    Representations and Warranties. The representations and warranties set forth in the MLA and this Second Supplement are true and correct in all material respects as of the date of the request for any Advance, except as disclosed in writing to Lender, to the same extent and with the same effect as if made at and as of the date thereof except to the extent that they relate solely to an earlier date;

(ii)    No Defaults. The Borrower is not in default under the terms of the MLA, this Second Supplement, the Related Documents or any other Material Contracts to which Borrower is a party and which relates to the construction of the Project or the operation of Borrower’s business; and

(iii)    Government Action. No license, permit, permission or authority necessary for the construction or operation of the Project has been revoked or challenged by or before any Governmental Authority.

(e)    Unused Commitment Fee, Term Revolving Note. In addition to all other amounts payable to Lender under the MLA, this Second Supplement and the Term Revolving Note, the Borrower agrees to pay to the Lender an unused commitment fee on the average daily unused portion of the Term Revolving Loan Commitment from the Closing Date until the Maturity Date at the rate of thirty (30) basis points on a per annum basis, payable quarterly in arrears on each Quarterly Payment Date during the term of the Term Revolving Loan Commitment and on the Maturity Date. For purposes of this Agreement, the unused portion of the Term Revolving Loan Commitment for any measurement period shall be the positive difference, if any, of (a) the average daily amount of the Term Revolving Loan Commitment, minus (b) the average daily Outstanding Credit arising out of the Term Revolving Loan.

(f)    Unused Commitment Fee, Revolving Note. In addition to all other amounts payable to Lender under the MLA, this Second Supplement and the Revolving Note, the Borrower agrees to pay to the Lender an unused commitment fee on the average daily unused portion of the Revolving Loan Commitment from the Closing Date until the Maturity Date at the rate of thirty (30) basis points on a per annum basis, payable quarterly in arrears on each Quarterly Payment Date during the term of the Revolving Loan Commitment and on the Maturity Date. For purposes of this Agreement, the unused portion of the Revolving Loan Commitment for any measurement period shall be the positive difference, if any, of (a) the average daily amount of the Revolving Loan Commitment, minus (b) the average daily Outstanding Credit arising out of the Revolving Loan.

8.    Interest Rate, Other Terms. The principal amount of each Term Revolving Loan advanced to the Borrower shall bear interest at the rates of interest provided for in accordance with the Term Revolving Note, and the computation of interest, amortization, maturity and other terms and conditions of the Term Revolving Loan shall be as provided in the Term Revolving Note, provided, however, in no event shall the applicable rate of interest on any Term Revolving Loan exceed the Maximum Rate. The principal amount of each Revolving Loan advanced to the Borrower shall bear interest at the rates of interest provided for in accordance with the Revolving Note, and the computation of interest, amortization, maturity and other terms and conditions of the Revolving Loan shall be as provided in the Revolving Note, provided, however, in no event shall the applicable rate of interest on any Revolving Loan exceed the Maximum Rate.
    9.    Loans Cross-Collateralized, Cross-Defaulting. All Loans, including without limitation the Term Revolving Loan and the Revolving Loan, and all Outstanding Credit, including without limitation all Revolving Advances, shall be secured by all of the Collateral. Any default by Borrower under any of the Loans, including without limitation under the Term Revolving Loan or the Revolving Loan, shall constitute a default of all of the Loans, including without limitation the Term Revolving Loan and the Revolving Loan.

    10.    Intentionally Omitted.

    11.    Intentionally Omitted.

    12.    Maximum Amount Limitation. Anything in the MLA, this Second Supplement, or the other Loan Documents to the contrary notwithstanding, Borrower shall not be required to pay unearned interest on the Term Revolving Note, the Revolving Note, or any of the Loan Obligations, or ever be required to pay interest on the Term Revolving Note, the Revolving Note, or any of the Loan Obligations at a rate in excess of the Maximum Rate, if any. If the effective rate of interest which would otherwise be payable under the MLA, this Second Supplement, the Term Revolving Note, the Revolving Note, or any of the other Loan Documents would exceed the Maximum Rate, if any, then the rate of interest which would otherwise be contracted for, charged, or received under the MLA, this Second Supplement, the Term Revolving Note, the Revolving Note, or any of the other Loan Documents shall be reduced to the Maximum Rate, if any. If any unearned interest or discount or property that is deemed to constitute interest (including, without limitation, to the extent that any of the fees payable by Borrower for the Loan Obligations to Lender under the MLA, this Second Supplement, the Term Revolving Note, the Revolving Note, or any of the other Loan Documents are deemed to constitute interest) is contracted for, charged, or received in excess of the Maximum Rate, if any, then such interest in excess of the Maximum Rate shall be deemed a mistake and canceled, shall not be collected or collectible, and if paid nonetheless, shall, at the option of the holder of the Term Revolving Note or the Revolving Note, as applicable, be either refunded to Borrower, or credited on the principal of the Term Revolving Note or the Revolving Note, as applicable. It is further agreed that, without limitation of the foregoing and to the extent permitted by applicable law, all calculations of the rate of interest or discount contracted for, charged or received by Lender under the Term Revolving Note, the Revolving Note, or under any of the Loan Documents, that are made for the purpose of determining whether such rate exceeds the Maximum Rate applicable to Lender, if any, shall be made, to the extent permitted by applicable laws (now or hereafter enacted), by amortizing, prorating and spreading during the period of the full terms of the Advances evidenced by the Term Revolving Note, the Revolving Note, and any renewals thereof all interest at any time contracted for, charged or received by Lender in connection therewith.

    13.    Security. The Borrower’s obligations hereunder and, to the extent related thereto, the MLA, shall be secured as provided in the MLA and the other Loan Documents.

[Signature page follows]

SIGNATURE PAGE FOR
THIRD AMENDED AND RESTATED
SECOND SUPPLEMENT
TO MASTER LOAN AGREEMENT
(TERM REVOLVING LOAN AND REVOLVING LOAN)
BY AND BETWEEN
HOMELAND ENERGY SOLUTIONS, LLC
AND
HOME FEDERAL SAVINGS BANK
DATED: July 22, 2021

IN WITNESS WHEREOF, the parties have caused this Third Amended and Restated Second Supplement to be executed by their duly authorized officers as of the date shown above.

HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company

By: /s/ Beth Eiler
Beth Eiler
Its CFO and Interim CEO

HOME FEDERAL SAVINGS BANK,
a federally chartered stock savings bank organized under the laws of the United States

By: /s/ Eric Oftedahl
Eric Oftedahl
Its Vice President

STATE OF IOWA            )
                    ) ss.
COUNTY OF CHICKASAW        )

    On this 16th day of June, 2021, before me a Notary Public within and for said County, personally appeared Beth Eiler, to me known, who being by me duly sworn, did say that she is the CFO and Interim CEO of Homeland Energy Solutions, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

/s/ Katy Kuehn
Notary Public

EXHIBIT A